Exhibit (a.24)

ISHARES, INC.

ARTICLES OF AMENDMENT

iShares, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the name of the following series of common stock of the Corporation as set forth below:

Current Name	New Name

iShares MSCI Austria Investable Market Index Fund	iShares MSCI Austria Capped Investable Market Index Fund

iShares MSCI Brazil Index Fund	iShares MSCI Brazil Capped Index Fund

iShares MSCI Chile Investable Market Index Fund	iShares MSCI Chile Capped Investable Market Index Fund

iShares MSCI Italy Index Fund	iShares MSCI Italy Capped Index Fund

iShares MSCI Mexico Investable Market Index Fund	iShares MSCI Mexico Capped Investable Market Index Fund

iShares MSCI South Korea Index Fund	iShares MSCI South Korea Capped Index Fund

iShares MSCI Spain Index Fund	iShares MSCI Spain Capped Index Fund

iShares MSCI Switzerland Index Fund	iShares MSCI Switzerland Capped Index Fund

iShares MSCI Thailand Investable Market Index Fund	iShares MSCI Thailand Capped Investable Market Index Fund

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

THIRD: The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 14th day of March, 2013.

ATTEST:	ISHARES, INC.

/s/ Eilleen M. Clavere	By:	/s/ Edward B. Baer (SEAL)
Eilleen M. Clavere		Edward B. Baer
Secretary		Vice President